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                                                                   EXHIBIT 10.17

[RENAULT & HANDLEY LETTERHEAD]


PARTIES

        THIS LEASE, executed in duplicate at Morgan Hill, California, this

        2nd day of November, 1994, by and between

        Jorge A. Lovato, Jr. & Robin E. Lovato, husband & wife

        and

        Thoits Bros., Inc., a California corporation

        hereinafter called respectively Lessor and Lessee, without regard to number or gender,

PREMISES

                1. WITNESSETH: That Lessor hereby leases to Lessee, and Lessee hires from Lessor, those certain premises, hereinafter in this lease designated as "the Premises", with the appurtenances situated in the City of Morgan Hill County of Santa Clara, State of California, and more particularly described as follows, to-wit:

        An approximately 35,000 square foot building and associated land at 180 Cochrane Circle
        See Addendum for supplemental provisions.

USE

                2. The Premises shall be used and occupied by Lessee for office/warehouse and light industrial business operations.

        and for no other purpose without the prior written consent of Lessor.

TERM

                3. The term shall be for ten (10) years four months commencing on the 15th day of November, 1994, and ending on the 31st day of March, 2005.

RENTAL

                4. Rent shall be payable to the Lessor without deduction or offset at such place or places as may be designated from time to time by the Lessor as follows:

        Twenty-Two Thousand Seven Hundred Fifty & no/100ths Dollars ($22,750.00) is due upon execution of this Lease constituting rent for November, 1994. $22,750.00 will be due December 1, 1994 and on the 1st of each succeeding months thru February 1, 1996. Twenty Three Thousand Four Hundred Fifty ($23,450.00) will be due on March 1, 1996 and on the 1st of each succeeding month thru February 1997. Twenty Four Thousand Five Hundred & no/100ths Dollars ($24,500) will be due on March 1, 1997 and on the 1st of each succeeding month thru February, 1998. Twenty Five Thousand Five Hundred Fifty & no/100ths ($25,550) will be due on March 1, 1998 and on the 1st of each succeeding month thru February, 1999. Twenty Six Thousand Two Hundred Fifty & no/100ths Dollars ($26,250) will be due March 1, 1999 and on the 1st of each month thru February 2000. Twenty Six Thousand Nine Hundred Fifty & no/100ths Dollars ($26,950.00) will be due March 1, 2000 and on the 1st of each succeeding month thru February 2001. Twenty Seven Thousand Six Hundred Fifty & no/100ths Dollars ($27,650) will be due March 1, 2001, and on the 1st of each succeeding month thru February 2002. Twenty Eight Thousand Seven Hundred & no/100ths Dollars ($28,700.00) will be due March 1, 2002 and on the 1st of each succeeding month thru February 2003. Twenty Nine Thousand Seven Hundred Fifty & no/100ths Dollars ($29,750) will be due March 1, 2003 and on the 1st of each succeeding month thru February 2004. Thirty Thousand Four Hundred Fifty & no/100ths Dollars ($30,450) will be due March 1, 2004 and on the 1st of each succeeding month thru the Lease term.


                                  Exhibit "A"
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DEPOSIT

     5. Lessee has deposited with Lessor $_______ as security for the full and faithful performance of each and every term, provision, covenant and condition of this Lease, including, but not limited to ???? payment of rent Lessor may use, apply or retain the whole or any part of any part of such security for the payment of any rent in default or for any other sum which Lessor may spend or be required to spend by reason of Lessee's default. Should Lessee faithfully and fully comply with all of the terms, provisions, covenants and conditions of this Lease, the security of any balance thereof shall be returned to Lessee or, at the option of Lessor, to the last assignee of Lessee's interest in this Lease at the expiration of the term hereof. Lessee shall not be entitled to any interest to any interest on said security deposit.


POSSESSION

     6. If Lessor, for any reason whatsoever, cannot deliver possession of the Premises to Lessee at the commencement of the said term, as hereinbefore specified, this Lease shall not be void or voidable, nor shall Lessor, or Lessor's agents, be liable to Lessee for any loss or damage resulting therefrom; but in that event the commencement and termination dates of the Lease and all other dates affected thereby shall be revised to conform to the date of Lessor's delivery of possession. The above is, however, subject to the provision that the period of delay of delivery of the Premises shall not exceed 45 days from the commencement date herein. If the period of delay of delivery exceeds the foregoing, Lessee, at his or its option, may declare this Lease null and void.

ACCEPTANCE OF PREMISES AND CONSENT TO SURRENDER

     7. By entry hereunder, the Lessee accepts the Premises as being in good and satisfactory condition. The Lessee agrees on the last day of the term hereof, or on sooner termination of this Lease, to surrender the premises, together with all alterations, additions, and improvements which may have been made in, to, or on the Premises by Lessor or Lessee, unto Lessor in the same good condition as at Lessee's entry into the Premises excepting for such wear and tear as would be normal for the period of the Lessee's occupancy. The Lessee, or before the end of the term or sooner termination of this Lease, shall remove all Lessee's personal property and trade fixtures from the premises and all property not so removed shall be deemed to be abandoned by the Lessee. If the Premises be not surrendered at the end of the term or sooner termination of this Lease, the Lessee shall indemnify the Lessor against loss or liability resulting from delay by the Lessee in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. *See Addendum hereto.

USES PROHIBITED

     8. Lessee shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the buildings in which the Premises may be located, or allow any sale by auction upon the Premises, or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, or place any loads upon the floor, walls, or roof which endanger the structure, or place any harmful liquids in the drainage system of the building. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the building proper. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the buildings proper.

ALTERATIONS AND ADDITIONS

     9. Except as hereinafter provided, the lessee shall make no alterations, additions or improvements to the Premises or any part thereof without first obtaining the prior written consent of the Lessor. The Lessor may impose as a condition to the aforesaid consent such requirements as Lessor may deem necessary in Lessor's sole discretion, including without limitation thereto, the manner in which the work is done, a right of approval of the contractor by whom the work is to be performed, the times during which it is to be accomplished, and the requirement that upon written request of Lessor prior to the expiration or earlier termination of the Lease, Lessee will remove any or all improvements or additions to the Premises installed at Lessee's expense. All such alterations, additions or improvements not specified to be removed shall at the expiration of earlier termination of the lease become the property of the Lessor and remain upon and be surrendered with the Premises. All movable furniture, business and trade fixtures, and machinery and equipment shall remain the property of the Lessee and may be removed by the Lessee at any time during the Lease term when Lessee is not in default hereunder. Items which are not to be deemed as movable furniture, business and trade fixtures, or machinery and equipment shall include heating, lighting, electrical systems, air conditioning, partitioning, carpeting, or any other installation which has become an integral part of the Premises. The Lessee will at all times permit notices of non-responsibility to be posted and to remain posted until the completion of alterations or additions which have been approved by the Lessor. * See Addendum hereto for supplemental provisions.

MAINTENANCE OF PREMISES

     10. Lessee shall, at Lessee's sole cost, keep and maintain the Premises and appurtenances and every part thereof, including but not limited to, glazing, sidewalks, parking areas, plumbing, electrical systems, heating and air conditioning installations, any store front, roof covering -- unless it is not feasible to repair the existing roof covering and a new roof covering is required, and the interior of the Premises in good order, condition, and repair. Lessor at Lessor's sole cost and expense shall maintain the exterior of the walls, and structural portions of the roof, foundations, walls, and floors except for any repairs caused by the wrongful act of the Lessee and Lessee's agents. The Lessor will replace the roof covering if repairs to said covering are no longer economically feasible in the judgment of roofing experts, and provided that said replacement is not made necessary by acts of the Lessee and Lessee's agents. The Lessee shall water, maintain and replace, when necessary, any shrubbery and landscaping provided by the Lessor on the Premises. The Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Lessee the right to make repairs at Lessor's expense or to terminate this lease because of Lessor's failure to keep the Premises in good order, conditions or repair. Lessor shall not be obligated to paint the exterior of the Premises.

FIRE AND EXTENDED COVERAGE INSURANCE AND SUBROGATION

*See Addendum hereto.


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                     SEE REVISED INSURANCE CLAUSE ATTACHED



ABANDONMENT

     12. Lessee shall not vacate or abandon the Premises at any time during the term; and if Lessee shall abandon, vacate or surrender the premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the premises shall be deemed to be abandoned, at the option of Lessor, except such property as may be mortgaged to Lessor.

FREE FROM LIENS

     13. Lessee shall keep the Premises and the property in which the Premises are situated, free from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee.


COMPLIANCE WITH GOVERNMENTAL REGULATIONS

     14. Lessee shall, at his sole cost and expense, comply with all of the requirements of all Municipal, State and Federal authorities now in force, or which may hereafter be in force, pertaining to the Premises, and shall faithfully observe in the use of the Premises all Municipal ordinances and State and Federal statutes now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction, or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any such ordinances or statute in the use of the Premises, shall be conclusive of that fact as between Lessor and Lessee.

INDEMNIFICATION OF LESSOR AND LESSEE'S LIABILITY INSURANCE

     15. The Lessee, as a material part of the consideration to be rendered to the Lessor, hereby waives all claims against the Lessor for damages to goods, wares and merchandise, and all other personal property in, upon, or about the Premises and for injuries to persons in or about the Premises, from any cause arising at any time, excepting claims arising from the Lessor's negligence, and the Lessee will hold the Lessor exempt and harmless from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person, arising from the use of the Premises by the Lessee, or from the failure of the Lessee to keep the Premises in good condition and repair, as herein provided.

                     SEE REVISED INSURANCE CLAUSE ATTACHED

ADVERTISEMENTS AND SIGNS

     16. Lessee will not place or permit to be placed, in, upon or about the Premises any unusual or extraordinary signs, or any signs not approved by the city or other governing authority. The Lessee will not place, or permit to be placed, upon the Premises, any signs, advertisements or notices without the written consent of the Lessor first had and obtained. Any sign so placed on the Premises shall be so placed upon the understanding and agreement that Lessee will remove same as the termination of the tenancy herein created and repair any damage or injury to the Premises caused thereby, and if not so removed by Lessee then Lessor may have same so removed at Lessee's expense.

UTILITIES

     17. Lessee shall pay for all water, gas, heat, light, power, telephone service and all other service supplied to the Premises. If the premises are not served by a separate water meter, the Lessee shall pay to the Lessor 100 percent of the water bill for the entire property covered by said bill and of which the Premises are a part.

ATTORNEY'S FEES

     18. In case suit should be brought for the possession of the Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party a reasonable attorney's fee, which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

DEFAULT

     19.  * See Addendum hereto.

LATE CHARGES

     20. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, Lessee shall pay to Lessor a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of


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Lessee's default with respect to such overdue amount, not prevent Lessor from exercising any of the other rights and remedies granted hereunder.

SURRENDER OF LEASE

     21. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such subleases or subtenancies.

TAXES

     22. The Lessee shall be liable for all taxes levied against personal property and trade or business fixtures. The Lessee also agrees to pay, as additional rental, during the term of this Lease and any extensions thereof, all real estate taxes plus the yearly installments of any special assessments which are of record or which may become a record during the term of this lease. If said taxes and assessments are assessed against the entire building and building site, and this Lease does not cover the entire building or building site, the taxes and assessment installments allocated to the Premises shall be pro-rated on a square footage or other equitable basis, as calculated by the Lessor. It is understood and agreed that the Lessee's obligation under this paragraph will be pro-rated to reflect the commencement and termination dates of this Lease.

NOTICES

     23. All notices to be given to Lessee may be given in writing personally or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at the said Premises, whether or not Lessee has departed from, abandoned or vacated the Premises, with a copy thereof to Lessee at P.O. Box 21, Palo Alto, CA 94302.

ENTRY BY LESSOR

     24. Lessee shall permit Lessor and his agents to enter into and upon the Premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining the building in which the Premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of said building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required without any rebate of rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises thereby occasioned; and shall permit Lessor and his agents, at any time within ninety days prior to the expiration of this Lease, to place upon the Premises any usual or ordinary "For Sale" or "To Lease" signs and exhibit the Premises to prospective tenants at reasonable hours.

DESTRUCTION OF PREMISES

     25. In the event of a partial destruction of the Premises during the said term from any cause, Lessor shall forthwith repair the same, provided such repairs can be made within ?? days under the laws and regulations of State, Federal, County or Municipal authorities, but such partial destruction shall in no way annul or void this Lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Lessee in the Premises. If such repairs cannot be made in ?? days, Lessor may, at his option, make same within a reasonable time, this Lease continuing in full force and effect and the rent to be proportionately reduced as aforesaid in ?? days, or such repairs cannot be made under such laws and regulations, this Lease may be terminated at the option of either party. In respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by Lessee. In the event that the building in which the Premises may be situated be destroyed to the extent of not less than 33 1/3% of the replacement cost thereof, Lessor may elect to terminate this Lease, whether the Premises be injured or not. A total destruction of the building in which the Premises may be situated shall terminate this Lease. In the event of any dispute between Lessor and Lessee relative to the provisions of this paragraph, they shall each select an arbitrator, the two arbitrators so selected shall select a third arbitrator and the three arbitrators so selected shall hear and determine the controversy and their decision thereon shall be final and binding upon both Lessor and Lessee, who shall bear the cost of such arbitration equally between them.

ASSIGNMENT AND SUBLETTING

     26.  *See Addendum hereto.

CONDEMNATION

     27. If any part of the premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor or purchase, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire

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Premises prior to such taking; but in the event Lessor shall have the option to
[ILLEGIBLE] title to the part so taken vests in the condemnor or purchaser. If all of the premises, or a part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate. If a part or all of the Premises be taken, all compensation awarded upon such taking shall go to the Lessor and the Lessee shall have no claim thereto.

EFFECT OF CONVEYANCE

     28. The term "Lessor" as used in this Lease, means only the owner for the time being of the land and building containing the Premises, so that, in the event of any sale of said land or building, or in the event of a lease of said building, the Lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of the Lessor hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchase at any such sale, or the Lessee of the building, that the purchaser or lessee of the building has assumed and agreed to carry out any and all covenants and obligations of the Lessor hereunder. If any security be given by the Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of the Lessee, the Lessor may transfer and deliver the security, as such, to the purchaser at any such sale or the [ILLEGIBLE] of the building, and thereupon the Lessor shall be discharged from any further liability in reference thereto.

SUBORDINATION

     29. Lessee agrees that this Lease may, at the option of Lessor, be subject and subordinate to any mortgage, deed of trust or other instrument of security which has been or shall be placed on the land and building or land or building of which the Premises form a part, and this subordination is hereby made effective without any further act of Lessor. The Lessee shall, at any time hereinafter, on demand, execute any instruments, releases, or other documents that may be required by any mortgagee, mortgagor, or trustor or beneficiary under any deed of trust for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage, deed of trust or other instrument of security, and the failure of the Lessee to execute such instruments, releases or documents, shall constitute a default hereunder.

WAIVER

     30. The waiver by Lessor of any breach of any term, covenant or condition, herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

HOLDING OVER

     31. Any holding over after the expiration of the said term, with the consent of Lessor, shall be construed to be a tenancy from month to month, at a rental to be negotiated by Lessor and Lessee prior to the expiration of said term, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

SUCCESSORS AND ASSIGNS

     32. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

TIME

     33. Time is of the essence of this Lease.

MARGINAL CAPTIONS

     34. The marginal headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

PROVISIONS SET FORTH ON THE ADDENDUM ATTACHED HERETO ARE HEREBY MADE A PART OF THIS LEASE.

THIS LEASE HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY WHO WILL REVIEW THE DOCUMENT AND ASSIST YOU TO DETERMINE WHETHER YOUR LEGAL RIGHTS ARE ADEQUATELY PROTECTED. RENAULT & HANDLEY IS NOT AUTHORIZED TO GIVE LEGAL AND TAX ADVICE. NO REPRESENTATION OR RECOMMENDATION IS MADE BY RENAULT & HANDLEY OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO. THESE ARE QUESTIONS FOR YOUR ATTORNEY WITH WHOM YOU SHOULD CONSULT BEFORE SIGNING THIS DOCUMENT.

IN WITNESS WHEREOF, Lessor and Lessee have executed these presents, the day and year first above written.

                LESSOR                                    LESSEE

Jorge A., Jr. & Robin E. Lovato           CIDCO

                                          /s/ SCOTT MCDANIEL
-------------------------------------     --------------------------------------

-------------------------------------     --------------------------------------

-------------------------------------     --------------------------------------


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                               ADDENDUM TO LEASE

     This Addendum to the attached Lease by and between JORGE A. LOVATO, JR. & ROBIN E. LOVATO, husband and wife, as Lessor, and THOITS BROS., INC., a California corporation, as Lessee, demising the property numbered 190 Cochrane Circle, Morgan Hill, California (the "Premises"), is hereby amended by the following provisions:

     1.   ALTERATIONS AND ADDITIONS

     Notwithstanding the provisions of Paragraph 9 of the Lease, Lessee may make nonstructural alterations, additions or improvements to the interior of the Premises without Lessor's consent and, similarly, in connection therewith may make structural alterations, additions, or improvements to the Premises without Lessor's consent provided the cost of such structural work does not exceed Fifty Thousand Dollars ($50,000.00). Whether or not Lessor's consent is required, Lessee will remove any such improvements or additions upon Lessor's written request prior to expiration or sooner termination of the Lease. Except for this modification, the provisions of Paragraph 9 of the Lease shall prevail.

     Lessee shall provide Lessor with at least five (5) days prior written notice of intent to commence any work to allow Lessor to post an appropriate notice of non-responsibility.

     Any of said alterations, additions and improvements shall be performed by a licensed contractor or contractors in accordance with all applicable ordinances and regulations and, if required, under permit or permits issued by the governmental agency having jurisdiction thereof.

     2.   FIRE AND EXTENDED COVERAGE INSURANCE AND SUBROGATION

     Paragraph 11 of the Lease is amended by deleting the text in the Lease form and substituting the following therefor:

          11. Lessee shall not use, or permit the Premises, or any part thereof, to be used, for any purpose other than that for which the Premises are hereby leased; and no use shall be made or permitted to be made on the Premises, nor acts alone, which will cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall Lessee sell or permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall, at his sole cost and expense, comply with any and all requirements pertaining to the Premises, of any insurance organization or company, necessary for the maintenance of

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reasonable fire and public liability insurance, covering said building and appurtenances.

          11.1 Lessee, shall at its expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Lessee, Lessor, and any third parties named by Lessor which may include Lessor's lender, against any liability arising out of the condition, use, occupancy or maintenance of the Premises. Such insurance policy shall have a combined single limit for both bodily injury and property damage in an amount not less than Two Million No/100th Dollars ($2,000,000.00). The limits of said insurance shall not limit the liability of Lessee hereunder. Additional premiums, if any, resulting from insuring any third parties' named by Lessor shall be borne by Lessor, other than Lessor's lender.

          11.2 Lessee shall, at its expense, keep in force during the term of this Lease, a policy of fire and property damage insurance in an "all risk" form with a sprinkler leakage endorsement, insuring Lessee's inventory, fixtures, equipment and personal property within the Premises for the full replacement value thereof.

          11.3 Lessor shall maintain a policy or policies of fire and property damage insurance in an "all risk" form, with sprinkler covering loss or damage to the building, including Lessee's leasehold improvements installed with the written consent of the Lessor, in such amounts and with such coverage as Lessor deems advisable.

          11.4 Lessee shall pay to Lessor as additional rent, during the term hereof, upon receipt of an invoice therefore 100% of the premiums for any insurance obtained by Lessor pursuant to 11.3 above. Lessor may obtain such insurance for the Building separately, or together with other buildings and improvements which Lessor elects to insure together under blanket policies of insurance. In such case Lessee shall be liable for only such portion of the premiums for such blanket policies as are allowable to the Premises. It is understood and agreed that Lessee's obligation under this paragraph shall be prorated to reflect the Commencement Date and Expiration Date of the Lease.

          11.5 Lessee and Lessor each hereby waives any and all rights of recovery against the other, or against the officers, directors, employees, partners, agents and representatives of the other, for loss of or damage to the property of the waiving party or the property of others under its control, to the extent such loss or damage is insured against under any insurance policy carried by Lessor or Lessee hereunder. Each party shall notify their respective insurance carriers of this waiver.



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     3.   COMPLIANCE WITH GOVERNMENTAL REGULATIONS

     Paragraph 14: If Lessee is required to modify any portion of the Premises in order to comply with Americans With Disabilities Act and the requirement is not directly related to and occasioned by alterations, additions or improvements to the Premises being undertaken by Lessee, then the cost of such compliance with the Americans With Disabilities Act unrelated to Lessee's work shall be paid by Lessee, but upon expiration or sooner termination of the Lease, Lessor shall reimburse Lessee for a portion of the cost thereof determined as follows: The depreciable life of the improvements to the Premises resulting from said compliance with the Americans With Disabilities Act shall be determined under the depreciation schedules provided under Regulations of the Internal Revenue Service. Lessor shall reimburse to Lessee the portion of the costs of such compliance equivalent to the percentage of the depreciable life thereof remaining following the date of termination or sooner expiration of the Lease.

     4.   DEFAULT

     The provisions of Paragraph 19 of the Lease shall be deemed deleted therefrom and the following substituted therefor:

          19. DEFAULT. In the event Lessee shall default in the payment of any monetary obligation to be paid by Lessee hereunder, including without limitation, the payment of any rentals, taxes, insurance and/or any monetary obligation owing Lessor as a result of Lessor curing a default of Lessee provided herein, Lessor shall so notify Lessee in writing, and failure of Lessee to cure such default within five (5) days after receipt of such notice shall, at the option of Lessor, entitle (but not obligate) Lessor to terminate this Lease, or Lessor may enforce performance in any performance of any of the terms or provisions of this Lease other than the payment of monetary obligations owing by Lessee, Lessor shall promptly so notify Lessee in writing. If Lessee shall fail to cure such default within thirty (30) days after receipt of such notice, or if the default is of such character as to require more than thirty (30) days to cure and Lessee shall fail to commence to do so within thirty (30) days after receipt to such notice and thereafter diligently proceed to cure such default, then Lessor may, in addition to any other rights or remedies available to Lessor, terminate this Lease, or upon ten (10) days written notice to Lessee, without waiving or releasing Lessee from any obligation under this Lease, perform the obligation(s) of Lessee. All sums paid by Lessor in curing Lessee's non-monetary defaults (including, without limitation, all penalties, interest costs and attorneys' fees in connection therewith) shall be due and payable by Lessee to Lessor as additional rent upon demand.

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
            (a) LESSOR'S DAMAGES FOLLOWING TERMINATION FOR LESSEE DEFAULT. Should Lessor terminate the Lease as a result of Lessee's default, Lessor may recover from Lessee:

                  (1) The worth at the time of the award of any unpaid rent and which had been earned at the time of termination; plus

                  (2) The worth at the time of award of the amount by which the unpaid rent would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; plus

                  (3) The worth at the time of award of the amount by which the unpaid rent for the balance of the lease term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; plus

                  (4) Any other amounts necessary to compensate Lessor for detriment proximately caused by the default by Lessee or which in the ordinary course of events would likely result, including without limitation the reasonable costs and expenses incurred by Lessor in:

                        (a) Retaking possession;

                        (b) Cleaning and making repairs and alterations necessary to return the Premises to good condition and preparing the premises for reletting;

                        (c) Removing, transporting, and storing any of Lessee's property left at the Premises (although Lessor shall have no obligation to remove, transport or store any of the property); and

                        (d) Reletting the Premises, including reasonable brokerage commissions, advertising costs and attorneys' fees.

      The "worth at the term of award" of the amounts referred to in subparagraphs (1) and (2) of this subparagraph (a) is computed by allowing interest at a rate equal to the Lessee of ten percent (10%) per annum or the maximum rate permitted by law. The "worth at the time of award" of the amount referred to in subparagraph (3) of this subparagraph (a) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent.

            (b) Upon default by Lessee and unless and until Lessor elects to terminate this Lease, this Lease shall continue in effect after the default and Lessor may enforce all rights and remedies under this Lease, including the right to recover the rent as it becomes due under the Lease. This provision is intended to provide Lessor with the remedy contained in Civil Code Section 1951.4 and any amendments thereto or successor statute(s).

               (c) In the term Lessor shall default in the performance of any of the terms or provisions of this Lease, Lessee shall promptly so notify Lessor in writing. If Lessor shall fail to cure such default within thirty (30) days after receipt of such notice, or if the default is of such character as to require more than thirty (30) days after receipt of such notice and thereafter diligently proceed to cure such default, then, in either such event, Lessee may cure such default and such expense shall be deducted from the rent otherwise due, or cancel and terminate this Lease.

     5.   ASSIGNMENT AND SUBLETTING.

     Paragraph 26 of the Lease shall be deemed deleted therefrom and the following substituted therefor:

          26. ASSIGNMENT AND SUBLETTING. Lessee shall not voluntarily sell, assign, or transfer all or any part of Lessee's interest in this Leases or in the Premises or any part thereof, sublease all or any part of the Premises, or permit all or any part of the Premises to be used by any person or entity other than Lessee or Lessee's employees, guests or invitees, except as specifically provided in this Lease. The parties agree that the Lease is not intended to allow Lessee to unreasonably profit by a future transfer of this Lease or the right to use or occupy the Premises. In order to carry out this intent, if Lessee assigns its interest in the Lease or subleases the Premises in accordance with this paragraph, then Lessee shall pay to the Lessor, as additional rent hereunder, eighty percent (80%) of the net consideration received on account of such assignment or, eighty percent (80%) of rents received by Lessee which are in excess of the amounts payable by Lessee to Lessor hereunder, each of said amounts to be determined after deducting Lessee's costs of such assignment or subletting, including without limitation, real estate commissions, reasonable legal fees and alterations of the premises, if any, required by the assignee or sublessee as a condition of accepting the assignment or entering into the sublease. Such consideration shall be payable on the same basis, whether periodic or lump sum, that such consideration is paid to Lessee. Any such assignment, subletting or transfer of Lessee's interest shall be completed as follows:

               a) Lessee shall, by written notice, advise Lessor of Lessee's desire on a stated date (which date shall not be less than thirty (30) days nor more than ninety (90) days after the date of Lessee's notice) to assign this lease or to sublet all or any part of the Premises for any part of the Lease Term. Lessee's notice shall state the name, legal composition and address of the proposed assignee or sublessee, and Lessee shall provide the following information to Lessor with said notice: a true and complete copy of the proposed assignment agreement or sublease; a financial statement of the proposed assignee or sublessee prepared in accordance with generally accepted accounting principles within one year prior to the proposed effective date of the assignment or sublease; the nature of the proposed assignee's or sublessee's business to be carried on in the Premises; the payments to be made or other consideration to be given on account of the assignment or sublease; and such other pertinent information as may be requested by Lessor, all in sufficient detail to enable Lessor to evaluate the proposed assignment or sublease and the prospective assignee or sublessee. Lessee's notice shall not be deemed to have been served or given until such time as Lessee has provided Lessee with all information reasonably requested by Lessor pursuant to this paragraph. Lessee shall immediately notify Lessor of any modification to the proposed terms of such assignment or sublease.

     b) As long as Lessee is not in default under any of the terms, covenants or conditions of this Lease on Lessee's part to be observed or performed, Lessor agrees not to unreasonably withhold Lessor's consent to the proposed assignment or subletting, on the terms and conditions specified in said notice. Without otherwise limiting the criteria upon which Lessor may withhold its consent to any proposed assignment or sublease, Lessor may withhold its consent where Lessee is in default at the time of the giving of Lessee's notice or at any time thereafter; where the net worth of the proposed assignee or sublessee (according to generally accepted accounting principles) is less than eighty percent (80%) of the book value net worth of Lessee at the time this Lease is executed; or Lessor reasonably believes that the proposed assignee or sublessee's use of the Premises may increase the risk of contamination of the Premises by "hazardous substances or materials" or the violation of any hazardous materials laws. Any assignment or subletting without Lessor's consent as set forth above shall be voidable at Lessor's option, and shall constitute a default by Lessee. Lessor's consent to any one assignment or sublease shall not constitute a waiver of the provisions of this paragraph as to any subsequent assignment or sublease nor a consent to any subsequent assignment or sublease. Any assignment or sublease as provided herein, shall not release Lessee from Lessee's primary liability under this Lease and Lessee shall remain jointly and severally liable with the assignee or sublessee.

     c) In the event Lessor consents to any assignment, such consent shall be conditioned upon the assignee expressly assuming and agreeing to be bound by each of Lessee's covenants, agreements and obligations (including, without limitation, the obligation to pay all rent and additional rent) contained in this Lease and written assignment and assumption agreement in a form approved and executed by Lessor. In the event Lessor consents to a proposed assignment or sublease, such assignment or sublease shall be valid and the assignee or sublessor shall have the right to take possession of the Premises (or applicable portion thereof) only if an executed original of the assignment or sublease is delivered to Lessor.

          d) Lessee hereby irrevocably gives to and confers upon Lessor, as security for Lessee's obligations under this Lease, the right, power and authority to collect all rents from any assignee or sublessee of all or any part of the Premises as permitted by this Paragraph 26, or otherwise, and Lessor, as assignee of Lessee, or a receiver for Lessee appointed on Lessor's application, may collect such rent and apply it toward Lessee's obligations under this Lease; provided, however, that until the occurrence of any default by Lessee, Lessee shall have the right to collect such rent. Upon the occurrence of any default by Lessee, Lessor may at any time without notice in Lessor's own name sue for or otherwise collect such rent, including rent past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys' fees, toward Lessee's obligations under this Lease. Lessor's collection of such rents shall not constitute an acceptance by Lessor of attornment by such sublessors; in the event of a default by Lessee, Lessor shall have all rights provided by this Lease and by law, and Lessor may, upon re-entry and taking possession of the Premises, eject all parties in possession or eject some and not others, or eject none, as Lessor shall determine in Lessor's sole discretion.

          e) Lessee expressly agrees that the provisions of this paragraph are not unreasonable standards or conditions for purposes of Section 1951.4(b)(2) of the California Civil Code, as amended from time to time. Lessee shall pay, as additional rent, Lessor's reasonable attorney's fees for reviewing, investigating, processing and/or documenting any requested assignment or sublease, whether or not Lessor's consent is granted. No interest of Lessee in this Lease shall be assignable by operation of law, including, without limitation, the transfer of this Lease by bankruptcy, testacy or intestacy. The provisions of Paragraph 26 expressly applies to all heirs, successors, sublessees, assignees and transferees of Lessee.

     6.   CERTIFICATE OF ESTOPPEL

     The provisions of paragraph 41 of the Lease shall be deemed replaced by the following:

     41. CERTIFICATE OF ESTOPPEL Each party shall, within ten (10) days after receiving a written request therefore, execute and deliver to the other party, in recordable form, a certificate stating that the Lease is unmodified and in full force and effect, or in full force and effect as modified and stating the modifications. The certificate shall also state the amount of the monthly rent, that date to which monthly rent has been paid in advance, the amount of the security deposit and/or prepaid monthly rent, and shall include such other items as either party, or such party's lender, may reasonably request. Failure to deliver such certificate within such time shall constitute a conclusive acknowledgement by the party failing to deliver the certificate that the Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. Any such certificate requested by Lessor may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

     7.   ATTORNMENT TO LENDER

     The provisions of paragraph 42 of the Lease shall be deemed replaced by the following:

          42. ATTORNMENT TO LENDER. In the event the interest of Lessor in the Premises (whether such interest of Lessor is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by a lender or any other third party through judicial foreclosure or by exercise of power of sale at private trustee's judicial foreclosure sale, Lessee hereby agrees to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Lessor under this Lease, upon the condition that Lessee's leasehold interest is recognized by the attorney and that Lessee shall be entitled to remain in occupancy of the Premises under the Lease so long as Tenant fulfills its obligations thereunder.

     8.   OPTION

     Lessee shall have an option to purchase the leased property exercisable on or after January 1, 1996, under the Option Agreement entered into by Lessor and Lessee contemporaneously with the execution of this Lease.

     9.   PROPOSED SUBLEASE

     Lessor and Lessee acknowledge that Lessee intends to sublease the Premises to CIDCO, a Delaware corporation, pursuant to the Sublease Agreement approved by Lessor, and Lessor hereby consents to said proposed sublease only on the terms and conditions set forth therein.

      10.   HAZARDOUS WASTE

      Without Lessor's advance written consent, Lessee shall not bring, use or permit upon the leased Premises, temporarily or otherwise, or generate at, or emit any toxic or hazardous substances, including, without limitation, substances or materials which are listed on any of the Environmental Protection Agency's lists of hazardous wastes or identified in any statute or regulation of the State of California dealing with Hazardous wastes as the same may be amended from time to time. Notwithstanding Lessor's consent, Lessee shall comply, at its sole cost, with all laws pertaining to, and shall indemnify and hold Lessor harmless from any claims, liabilities, costs or expenses incurred or suffered by Lessor, arising from such bringing, using, permitting, generating, or emitting or disposing. Lessee's indemnification and hold harmless obligations include, without limitations, (i) claims, liability, costs or expenses resulting from or based upon administrative or judicial (civil or criminal) action brought by and any private or public person under common law or under any Federal, State, County or Municipal law, ordinance or regulation,
(ii) claims, liabilities costs or expenses pertaining to the clean-up or containment of wastes, the identification of the pollutants or the waste, the identification of scope or any environments contamination, the removal of pollutants from soils, river beds or aquifers, the provision of an alternative public drinking water source, or the long-term monitoring of ground water and surface water, and (iii) all costs of defending such claims.

      11. Paragraph 7 of the Lease is amended by adding the following paragraph thereto: "Lessor makes no representation or warranties with respect to the compliance of the Premises with any and all statutes, ordinances, rules, regulations, zoning or use permits applicable to the Premises. Lessor shall deliver the Premises to Lessee in an 'as-is,' where-is condition with all of Lessor's inventory and personal property removed prior to delivery of possession."


Lessor:                                   Lessee:


/s/ JORGE A. LOVATO, JR.                  THOITS BROS., INC.,
--------------------------------          A California Corporation
JORGE A. LOVATO, JR.

/s/ ROBIN E. LOVATO                       By: /s/ WARREN R. THOITS
--------------------------------             -------------------------------
ROBIN E. LOVATO                              WARREN R. THOITS, President



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